Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Olin Corporation:

We consent to the incorporation by reference in registration statements No. 333-216461 on Form S-3 and Nos. 333-18619, 333-39305, 333-35818, 333-97759, 333-110135, 333-110136, 333-124483, 333-133731, 333-148918, 333-158799, 333-166288, 333-176432, 333-195500, 333-209534, 333-211434, and 333-224569 on Form S-8 of Olin Corporation of our report dated February 25, 2019, with respect to the consolidated balance sheets of Olin Corporation as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Olin Corporation.
/s/ KPMG LLP

St. Louis, Missouri
February 25, 2019